For period ended 01/31/17                           Series 28, 30, 32, 35, 36
File Number 811-7852

Sub-Item 77I(b):  Terms of new or amended securities
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The following portfolios for USAA Mutual Funds Trust commenced the offering of new funds as listed:


     New Funds
     --------------

Income Stock Fund R6 Shares
High Income Fund R6 Shares
Income Fund R6 Shares
Intermediate-Term Bond Fund R6 Shares
Short-Term Bond Fund R6 Shares




Effective as of December 1, 2016.